EXHIBIT 10.17



                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


         AMENDMENT NO. 1 (the "Amendment"), dated as of November 30, 2000 effective as of September 1, 2000 by and between METROMEDIA FIBER NETWORK, INC., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York 10601 (the "Company"), and Gerard Benedetto, residing at 36 Old Trolley Road, Ridgefield, Connecticut 06877 (the "Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of August 31, 1998 (the "Employment Agreement"); and

WHEREAS, THE COMPANY AND EXECUTIVE DESIRE TO AMEND THE EMPLOYMENT AGREEMENT AS PROVIDED HEREIN;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Employment Agreement as follows:

1.       EMPLOYMENT; TERM.

         (a) The words "Vice President" appearing in Section 1(a) of the Employment Agreement shall be deleted and replaced with the words "Senior Vice President, Chief Financial Officer".

         (b) The date "January 7, 2002" appearing in Section 1(b) of the Employment Agreement shall be deleted and replaced with the date "September 30, 2002".

2.       COMPENSATION.

         (a) The words "Two Hundred Thousand ($200,000) Dollars" appearing in
         Section 3(a) of the Employment Agreement shall be deleted and replaced with the words "Two Hundred Fifty Thousand ($250,000) Dollars".

         (b) The number "20" appearing in the third sentence of Section 3(b) of the Employment Agreement shall be deleted and replaced with the number "40".

(c)      The last sentence of Section 3(b) shall be deleted in its entirety.

3. STOCK OPTIONS; ACCELERATION. Section 4 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

4. STOCK OPTIONS; ACCELERATION. The Company and Employee acknowledge and agree that, in accordance with the terms and conditions set forth in certain stock option agreements Employee executed with the Company (the "Current Stock Option Agreements"), the Compensation Committee granted to Employee under the Company's 1997 Incentive Stock Plan (the "1997 Plan") and/or the Company's 1998 Incentive Stock Plan (the "1998 Plan") stock options to purchase shares of the Company's Class A common stock (the "Effected Options").

         As additional consideration for the continued employment of Employee with the Company pursuant to this Agreement:

         (i) The Employee shall be entitled to receive under the 1998 Plan, an option to purchase 75,000 shares of the Company's Class A common stock (the "New Option"). The New Option shall bear an exercise price equal to the fair market value on the date of grant or as otherwise determined by the Compensation Committee in accordance with the 1998 Plan. The New Option shall be granted pursuant to the 1998 Plan and on such terms and conditions as set forth in an agreement to be entered into between Employee and the Company (the "New Stock Option Agreement"); and

         (ii) In the event of the termination of the Employee's employment hereunder without "Cause" (as such term is defined herein) within twelve months after a "Change in Control" (as such term is defined in the 1997 Plan or the 1998 Plan), then to the extent any Effected Option (including the New Option) has not automatically become exercisable in accordance with its terms by reason of such Change in Control, the Employee shall have the right to exercise in full, at anytime after such termination any outstanding and unvested Effected Option (including the New Option), notwithstanding any waiting period, installment period or other limitation or restriction in the 1997 Plan or 1998 Plan, the Current Stock Option Agreements or New Stock Option Agreement. Except as specifically provided herein, nothing contained in this Agreement shall be deemed to modify in any respect the terms, provisions, or conditions of the Current Stock Option Agreements and such terms, provisions and conditions of those agreements shall remain in full force and effect.

         (iii) The Company shall recommend to the Board of Directors of the Company, that any stock options to purchase shares of the Company's Class A common stock granted after the date hereof that are outstanding on the date of a Change in Control, shall be exercisable in full upon the termination of the Employee's employment hereunder without "Cause" within twelve months after such Change in Control, notwithstanding any waiting period, installment period or other limitation or restriction in the 1998 Plan or any stock option agreement entered into in connection with any subsequent stock option grant or grants."


5. RELOCATION. Section 6 of the Employment Agreement shall be amended by adding the following as Section 6(d):

                  "If, upon a Change of Control (as such term is defined in the 1998 Plan) during the Term, the Company, including any successor company, requests that the Executive perform his duties hereunder on a regular, full-time basis at a location further than 75 miles away from the Executive's then current principal office location, the Executive may, in his sole discretion, refuse to relocate to such new offices and may terminate his employment with the Company by written notice to the Company. If the Executive provides such notice of termination to the Company the Executive shall be entitled to a severance payment from the Company in an amount to be determined pursuant to the terms of Section 8 hereof and shall be entitled to the accelerated vesting of stock options as set forth in Section 4 hereof. If the Executive agrees to relocate and to perform his duties at a location further than 75 miles away from the Executive's then current principal office location, then the Company shall reimburse the Executive for the reasonable relocation expenses incurred by the Executive in connection with any relocation from his residence as of the date hereof. Notwithstanding the foregoing, however, it is contemplated that the Executive may be required to engage in significant travel, domestic and international, in connection with the performance of his duties hereunder, and such travel shall not be deemed to trigger the Company's obligations under this Section 6(d)".

6. TERMINATION. Section 7(b) of the Agreement shall be deleted in its entirety.

7. ENTIRE AGREEMENT. Except as expressly set forth in this Amendment, the Employment Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Executive with respect to the subject matter set forth therein and herein and supersede all prior agreements between such parties with respect to such subject matter.

8. AMENDMENT. This Amendment may not be amended, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party or parties against whom any amendment, change, modification or discharge is sought to be enforced.

9. GOVERNING LAW. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

10. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        METROMEDIA FIBER NETWORK, INC.


                                        By:  /s/  Nicholas M. Tanzi
                                            -------------------------------
                                             Name:  Nicholas M. Tanzi
                                             Title: President and Chief
                                                      Operating Officer


                                        By:  /s/ Gerard Benedetto
                                            -------------------------------
                                             Gerard Benedetto